UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2014

TRANSMONTAIGNE PARTNERS L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-32505	34-2037221
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

1670 Broadway, Suite 3100, Denver, CO 80202

(Address of principal executive offices)

Registrant’s telephone number, including area code: 303-626-8200

Not Applicable

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry Into a Material Definitive Agreement

On July 1, 2014, Morgan Stanley consummated the sale of its indirect 100% ownership interest in TransMontaigne Inc. to NGL Energy Partners LP (“NGL”).  TransMontaigne Inc. is the indirect parent and sole member of TransMontaigne GP L.L.C., which is the sole general partner (“General Partner”) of TransMontaigne Partners L.P. (“TLP” or “the Partnership”). The sale included Morgan Stanley’s limited partnership interests in TLP and the assignment from an affiliate of Morgan Stanley to NGL of certain terminaling services agreements with TLP (collectively, the “Transaction”). In connection with the Transaction, NGL paid $200 million in cash, including working capital, plus an additional amount for inventory transferred at closing.  NGL funded the Transaction with a combination of borrowings under its revolving credit facility and available cash resources.

As a result of the Transaction, NGL indirectly acquired a 100% membership interest in, and control of, the General Partner, which controls TLP.  Consequently, the Transaction resulted in a change in control of TLP.  The Transaction does not involve the sale or purchase of any of the limited partnership units in TLP held by the public and the TLP limited partnership units continue to trade on the New York Stock Exchange.

NGL Energy Partners LP is a Delaware limited partnership that owns and operates a vertically integrated energy business with four primary businesses: water solutions, crude oil logistics, NGL liquids and retail propane.

In connection with the Transaction, effective as of July 1, 2014, TLP’s wholly-owned subsidiary, TransMontaigne Operating Company L.P. (“TOC”) entered into Amendment No. 4 (“Amendment No. 4”) to its Second Amended and Restated Senior Secured Credit Facility, dated March 9, 2011 (as previously amended, the “Credit Facility”), among TOC, as Borrower, TLP and certain of its subsidiaries, as Guarantors, the financial institutions party thereto as lenders, U.S. Bank National Association, as Syndication Agent, Bank of America, N.A., as Documentation Agent, and Wells Fargo Bank, National Association, as Administrative Agent.  Amendment No. 4 amended the Credit Facility to, among other items, consent to the change of control of TLP resulting from the Transaction and to amend the covenant relating to a future change of control to reflect NGL as the indirect owner of the general partner interest in TLP.

ITEM 5.01   Changes in Control of Registrant.

The information set forth in the first two paragraphs of Item 1.02 and the second paragraph of Item 5.02 is incorporated herein by reference.

ITEM 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the consummation of the Transaction, on July 1, 2014 Stephen R. Munger, Goran Trapp and Martin S. Mitchell, each employees of Morgan Stanley (the “Morgan Stanley Directors”), resigned from the board of directors of the General Partner.  The Partnership provided each of the Morgan Stanley Directors with a copy of the disclosures regarding their resignations contained in this Item 5.02. In their respective letters of resignation, each of the Morgan Stanley Directors indicated that there were no disagreements between himself and the Partnership or the board of directors of the General Partner regarding the Partnership’s operations, policies or practices.

To fill the vacancy resulting from the resignation of the Morgan Stanley Directors, Atanas H. Atanasov, Benjamin Borgen, David C. Kehoe and Donald M. Jensen (collectively, “the NGL Appointees”) were appointed to the board of directors of the General Partner effective July 1, 2014.

Atanas H. Atanasov. Mr. Atanasov was appointed as NGL’s Chief Financial Officer in May 2013. Mr. Atanasov joined NGL’s management team in November 2011, and previously served as NGL’s Senior Vice President of Finance and Treasurer. Prior to joining NGL, Mr. Atanasov spent nine years at GE Capital, working in lending and leveraged equity. Prior to GE Capital, he was with The Williams Companies, Inc. Mr. Atanasov is a Certified Public Accountant and holds an M.B.A. from the University of Tulsa and a B.S. in Accounting from Oral Roberts University.

Benjamin Borgen. Mr. Borgen serves as Senior Vice President of Ethanol for NGL. Mr. Borgen joined NGL in December 2013 in connection with NGL’s acquisition of Gavilon, LLC, where Mr. Borgen oversaw ethanol marketing, origination and investment beginning in July 2012.  Prior to joining Gavilon, Mr. Borgen was Senior Vice President of Commodities for Aventine Renewable Energy from March 2010 to April 2012.  From June 2009 to February 2010, Mr. Borgen served as Director of Commodity

Trading for Barclays Capital.  Prior to that, Mr. Borgen served as Vice President of Ethanol Trading and Marketing for Sempra Energy Trading from April 2008 to March 2009. Mr. Borgen holds a B.A. from Concordia College in Moorhead, Minnesota.

Donald M. Jensen. Mr. Jensen serves as the Senior Vice President, Refined Fuels for NGL.  Mr. Jensen joined NGL in December 2013 in connection with NGL’s acquisition of Gavilon, LLC, where Mr. Jensen served as Senior Trader, Refined Products Trading from April 2010 to December 2013.  Prior to joining Gavilon, Mr. Jensen was the Vice President, Supply & Trading for Atlas Oil Company from October 2008 to January 2010.  Prior to that, Mr. Jensen held various management and trading positions at energy companies, including SemFuel, L.P., Louis Dreyfus Energy Services, Williams Energy Marketing Trading and Conoco Inc.  Mr. Jensen holds an M.B.A. from the University of Utah and a B.S. in Marketing from the University of Utah.

David C. Kehoe. Mr. Kehoe serves as the Executive Vice President of the NGL — Crude Logistics segment. Mr. Kehoe joined NGL’s management team through its June 2012 merger with High Sierra Energy LP. Mr. Kehoe has served on High Sierra’s management team since 2007. Prior to that, Mr. Kehoe held various leadership positions with Petro Source Partners, LP from 1989 to 2007.

There are no arrangements or understandings between the NGL Appointees’ and any other persons with respect to their respective appointments.  There are no relationships between the NGL Appointees and the General Partner or the Partnership that require disclosure pursuant to Item 404(a) of Regulation S-K.

ITEM 8.01  Other Events.

In connection with the Transaction, Morgan Stanley Capital Group Inc. assigned its interests in certain existing terminaling services agreements with the Partnership to NGL.

On July 2, 2014, the Partnership issued a press release announcing the closing of the Transaction together with the foregoing changes to the board of directors of the General Partner.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d)                                                             Exhibits.

Exhibit No.	Description of Exhibit
99.1	TransMontaigne Partners L.P. press release dated July 2, 2014.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TRANSMONTAIGNE PARTNERS L.P.

	By:	TransMontaigne GP L.L.C., its general partner

Date: July 2, 2014	By:	/s/ Michael A. Hammell
Michael A. Hammell Executive Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description of Exhibit
99.1	TransMontaigne Partners L.P. press release dated July 2, 2014.